UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Lehman Brothers Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3216325
(State of incorporation or organization)	(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York 10019
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each class
Title of each class to be so registered:	is to be registered:

Japanese Yen Linked Warrants Expiring June 20, 2008	The American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-134553

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

Item 1.          Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the descriptions set forth under the captions “Description of the Warrants” on pages S-14 to S-20 of the Prospectus Supplement dated December 20, 2006, and under the caption “Description of Debt Securities” on pages 8 to 18 of the accompanying Prospectus dated May 30, 2006, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the Securities Act of 1933.

Item 2.          Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on an exchange on which other securities of the Registrant are currently registered.  In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01                                           Form of Warrant Agreement between the Registrant and Citibank, N.A., as warrant agent, and Lehman Brothers Inc., as calculation agent, relating to the Registrant’s Japanese Yen Linked Warrants Expiring June 20, 2008 (filed herewith)

1.02                                           Form of Warrant representing the Registrant’s Japanese Yen Linked Warrants Expiring June 20, 2008 (included in Form of Warrant Agreement filed as Exhibit 1.01)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Andrew M.W.Yeung
Andrew M.W. Yeung
Vice President

Date: December 20, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

1.01

Form of Warrant Agreement between the Registrant and Citibank, N.A., as warrant agent, and Lehman Brothers Inc., as calculation agent, relating to the Registrant’s Japanese Yen Linked Warrants Expiring June 20, 2008 (filed herewith)

1.02	Form of Warrant representing the Registrant’s Japanese Yen Linked Warrants Expiring June 20, 2008 (included in Form of Warrant Agreement filed as Exhibit 1.01)